AMENDMENT TO
EQUITY AWARD AGREEMENTS

This Amendment to Equity Award Agreement (this “Amendment”) is entered into as of March 9, 2007, by and between eFunds Corporation, a Delaware corporation (the “Company”), and Paul F. Walsh (the “Recipient”).

WHEREAS, the parties hereto previously entered into a 2006 Restricted Stock Unit Award Agreement, dated May 18, 2006 (the “2006 RSU Agreement”), a 2007 Restricted Stock Unit Award Agreement, dated February 13, 2007 (the “2007 RSU Agreement”), an Option Award Agreement, dated February 16, 2006 (the “2006 Option Agreement”) and an Option Award Agreement, dated February 13, 2007 (the “2007 Option Agreement” and, collectively with the 2006 RSU Agreement, the 2006 Option Agreement and the 2007 RSU Agreement, the “Award Agreements”);

WHEREAS, the Recipient and the Company have entered into that certain Retention Agreement, dated as of February 26, 2007 (the “Retention Agreement”);

WHEREAS, the Retention Agreement envisions an Initial Retirement Date occurring in May 2011;

WHEREAS, the Award Agreements contain provisions that would accelerate the vesting of all or a portion of the awards (the “Awards”) subject to the Award Agreements if the Recipient were to voluntarily retire on or after September 16, 2007;

WHEREAS, the Recipient has no present intention of retiring before the Initial Retirement Date; and

WHEREAS, the Recipient has therefore offered to voluntarily amend the Award Agreements to eliminate the September 2007 retirement provisions and the Company has determined to accept such offer.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, the Company and the Recipient hereby agree as follows:

1. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Award Agreements.

2. The fourth WHEREAS clause appearing in each of the 2006 RSU agreement, the 2007 RSU Agreement and the 2007 Option Agreement is hereby amended to delete the words “November 3, 2004” appearing therein and to substitute the words “February 26, 2007” therefor.

3. Section 1(b) of the 2006 Option Agreement is hereby amended to delete the words “November 3, 2004” appearing therein and to substitute the words “February 26, 2007” therefor.

4. The 2006 Option Agreement is further amended to delete the provisions of Section 2 thereof and substitute the words “[Intentionally Omitted]” therefor.

5. Section 3.3 of the 2006 Option Agreement is amended to delete the words “or a Severance Eligible Termination” appearing in clauses (i) and (ii) thereof.

6. The provisions of this Amendment are intended to supercede and replace the provisions of Section 10(i) of the Retention Agreement to the extent, and only to the extent, that such provisions provide that the terms of the Retention Agreement, dated as of November 3, 2004 (the “Prior Retention Agreement”), between the Recipient and the Company shall determine whether any termination of the Recipient’s employment was a termination of employment described in Section 3(b) of the Prior Retention Agreement, with the result that any such determination made with respect to the Recipient’s rights under the Award Agreements shall be made by reference to Section 3(b) of the Retention Agreement.

7. Except as expressly provided herein to the contrary, the Award Agreements shall remain unaffected and shall continue in full force and effect after the date hereof.

8. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including counterparts delivered by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any such counterpart delivered by telecopy shall be effective as an original for all purposes.

(Signature Page Follows)

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Compensation Committee of the Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

eFunds Corporation		Executive	Executive

By:/s/ Laura DeCespedes Its:	EVP, Human Resources	/s/ Paul F. Walsh Paul F. Walsh

Walsh/2007/March Award Amendments